UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2020

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Autumn Breeze Apartments located in Noblesville, Indiana

On March 17, 2020, Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”), through LVP BH Autumn Breeze LLC (“LVP BH Autumn Breeze”), a subsidiary of Lightstone REIT V OP LP, the Company’s operating partnership, entered into an Assignment and Assumption of Real Estate Contract (the “Assignment”) with Lightstone Acquisitions VI LLC (the “Assignor”), an affiliate of The Lightstone Group, LLC (“Lightstone”). Lightstone, through its affiliates, LSG-BH II Advisor LLC and LSG Development Advisor LLC (collectively, the “Advisor”) provides advisory services to the Company pursuant to various advisory agreements.  Under the terms of the Assignment, LVP BH Autumn Breeze was assigned the rights and assumed the obligations of the Assignor with respect to that certain Agreement of Real Estate Contract (the “Purchase Agreement”), dated February 19, 2020, as amended, made between the Assignor, as the purchaser, and PASSCO Autumn Breeze DST (the “Seller”) as the seller, whereby the Assignor contracted to purchase a 280-unit multifamily property located in Noblesville, Indiana (the “Autumn Breeze Apartments”) at a contractual purchase price of approximately $43.0 million.

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 17, 2020, the Company, through LVP BH Autumn Breeze, completed the acquisition of the Autumn Breeze Apartments from the Seller, an unrelated third party, for approximately $43.0 million, which equates to 153,571 per unit, excluding closing and other acquisition related costs. In connection with the acquisition the Company’s Advisor received an aggregate of approximately $0.8 million in acquisition fees and acquisition expense reimbursements.

The capitalization rate for the acquisition of the Autumn Breeze Apartments was approximately 4.86%. The Company calculates the capitalization rate for a real property by dividing the net operating income (“NOI”) of the property by the purchase price of the property, excluding costs. For purposes of this calculation, NOI was based upon the twelve months ended February 29, 2020. Additionally, NOI is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Date: March 26, 2020	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer